Exhibit 10.2


                FORM OF CONVERTIBLE SUBORDINATED PROMISSORY NOTE

         This Note and the shares of Common Stock (as defined herein) issuable upon conversion of this Note are subject to the terms and conditions of a Subordinated Loan and Warrant Purchase Agreement, dated as of the date hereof among ImageMax, Inc. (the "Company") and holders of certain shares or holders having rights to acquire shares of the outstanding capital stock of the Company. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this Note to the Company.

         Neither this Note nor the shares of Common Stock (as defined herein) issuable upon conversion of this Note have been registered under the Securities Act of 1933, as amended (the "Act"), and neither may be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act or unless the Company has received an opinion of counsel or other evidence satisfactory to the Company and its counsel that such registration is not required.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE


                              Due February 15, 2004


[$____________]                                                February 15, 2000

         FOR VALUE RECEIVED, IMAGEMAX, INC., a Pennsylvania corporation having its principal place of business at 1100 East Hector Street, Suite 396, Conshohoken, PA 19428 (the "Company"), IMAGEMAX OF ARIZONA, INC., a Pennsylvania corporation having its principal place of business at 2000 W. First Street, Tempe, Arizona 85281 ("ImageMax of Arizona"), AMMCORP ACQUISITION CORP., a Pennsylvania corporation having its principal place of business at 1040 Wabash Avenue, Chesterton, Indiana 46304 ("Ammcorp"), IMAGEMAX OF DELAWARE, INC., a Delaware corporation having its principal place of business at 900 Market Street, Suite 200, Wilmington, Delaware 19801 ("ImageMax of Delaware"), IMAGEMAX OF OHIO, INC., an Ohio corporation having its principal place of business at 6000 Webster Street, Dayton, Ohio 45414 ("ImageMax of Ohio"), and IMAGEMAX OF VIRGINIA, INC., a Virginia corporation having its principal place of business at 110 Vista Centre Drive, Forest, Virginia 24551 ("ImageMax of Virginia") (ImageMax of Arizona, Ammcorp, ImageMax of Delaware, ImageMax of Ohio and ImageMax of Virginia individually a "Subsidiary" and collectively the "Subsidiaries") hereby jointly and severally promise to pay to the order of [__________] (the "Holder"), at the place


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designated by the Holder, the principal amount of [_________________ Dollars
($__________)] in lawful money of the United States of America, and to pay interest in like money on the terms set forth below. This Convertible Subordinated Promissory Note (the Convertible Subordinated Promissory Note, as the same may hereafter be amended and/or restated and any notes issued in substitution or exchange for any of the foregoing, the "Note") is being delivered pursuant to the terms and conditions of that certain Subordinated Loan and Warrant Purchase Agreement dated February 15, 2000 among the Company and several investors one of which is the Holder (the "Investors") (such Subordinated Loan and Warrant Purchase Agreement, as the same may hereafter be amended and/or restated, the "Loan Agreement") pursuant to which the Investors have loaned the Company and the Subsidiaries an aggregate of Six Million Dollars ($6,000,000), and the Holder's rights under this Note are subject to the terms and conditions of the Loan Agreement. This Note is one of several Notes issued under and as defined in the Loan Agreement. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         1. Payments of Interest and Principal. Payments of all amounts outstanding hereunder including principal plus accrued and unpaid interest shall be payable in a single payment on the earlier of (a) February 15, 2004 or (b) if the Holder hereof so elects, upon a Change of Control (the "Termination Date"). Interest shall accrue on the unpaid principal balance hereof at a rate equal to nine percent (9%) per annum and shall be paid semi-annually beginning July 1, 2000 and continuing each December 31 and June 30 thereafter until the principal balance hereof is paid in full. Such interest shall be calculated on the basis of actual days elapsed over a 365-day year and shall be payable until the Termination Date or until this Note is prepaid in full pursuant to the terms set forth below. All payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in lawful money of the United States of America, by wire transfer or by any other method approved in advance by the Holder at the office of the Holder set forth in Section 10 hereof or at such other place designated by the Holder in writing to the Company in immediately available and freely transferrable funds at such place of payment.

         The Company and the Subsidiaries jointly and severally agree to pay interest (computed on the same basis as set forth above) on overdue principal and (to the extent legally enforceable) on any overdue installment of interest, at the stated rate plus four and one-half percent (4.5%) per annum (or, in each case, at the highest rate permitted by applicable law, whichever is less) until paid.

         It is the intention of the Company and all individuals and entities to whom Notes are being issued under the Loan Agreement, that all payments on account of the Notes be made on a pro rata basis to all Holders of Notes in proportion to the outstanding principal balance of such Notes (except under circumstances where the holders of some but not all Notes have required payment upon the occurrence of a Change of Control). Should any holder of this Note receive a payment in excess of the amount to which such holder is entitled based on the foregoing understanding, such


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holder shall hold such excess payment in trust for the benefit of the holders of other Notes who received less than the amount they were entitled to receive and shall pay the amount of such excess to such other holders. The Company acknowledges that the principal balance of this Note shall not be reduced by such excess payments that are paid out by the holder of this Note to the holders of other Notes as provided herein.

         2. Default and Remedies. (a) The occurrence of any one of the following shall constitute an "Event of Default" under this Note:

                  (i) Default shall occur in the payment of interest on this Note or any of the other Notes when the same shall have become due; or

                  (ii) Default shall occur in the making of any payment of the principal of this Note or any of the other Notes at the expressed or any accelerated maturity date; or

                  (iii) Default shall be made in the payment of the principal of or interest on any Indebtedness (other than this Note or any of the other Notes) of the Company or any of its Subsidiaries in excess of $2,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (iv) Default or the happening of any event shall occur under any contract, agreement, lease, indenture or other instrument under which any Indebtedness (other than this Note) of Company or any of its Subsidiaries may be issued and such default or event shall not have been waived and shall (i) result in liability of more than $2,000,000 and (ii) continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness of the Company or any of its Subsidiaries outstanding thereunder; or

                  (v) Default shall occur in the observance or performance of any covenant or agreement contained in the Loan Agreement or any Warrant and such default is not remedied within twenty (20) business days after the earlier of (i) the date on which the Company first obtains knowledge of such Default and
(ii) the date on which written notice thereof is given to the Company by any Holder; or

                  (vi) Any representation or warranty made by the Company in the Loan Agreement, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of this Note and the Warrants or furnished by the Company pursuant hereto or pursuant to the Loan Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (vii) Final judgment or judgments for the payment of money aggregating in excess of $2,000,000 or providing non-monetary relief resulting in a Material Adverse Effect, is


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or are outstanding against the Company and/or any of its Subsidiaries and/or against any property or assets of any of the foregoing and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of ninety (90) days from the date of its entry; or

                  (viii) The Company or any of its Subsidiaries becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any of its Subsidiaries applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or for the major part of its property; or

                  (ix) A custodian, trustee, liquidator, or receiver is appointed for the Company or any of its Subsidiaries or for the major part of the property of the Company or any of its Subsidiaries and is not discharged within ninety (90) days after such appointment; or

                  (x) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any of its Subsidiaries and, if instituted against the Company or any of its Subsidiaries, are consented to or are not dismissed within ninety (90) days after such institution.

         (b) When any Event of Default described in paragraph (i) through (vii), inclusive, of Section 2(a) above has happened and is continuing, any holder of this Note may, by notice to the Company, declare the entire principal and all interest accrued on this Note to be, and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that so long as the Institutional Investors both hold Notes, no Holder of this Note may exercise the foregoing remedy without the prior written consent of a Required Interest of Institutional Investors as defined in Section 1.36 of the Loan Agreement. When any Event of Default described in paragraph (viii), (ix) or
(x) of Section 2(a) has occurred, then this Note shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon this Note becoming due and payable as a result of any Event of Default as aforesaid, the Company and the Subsidiaries will forthwith pay to the Holder of this Note the entire principal and interest accrued on this Note. No course of dealing on the part of any Note holder nor any delay or failure on the part of any Note holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company and the Subsidiaries further agree, to the extent permitted by law, to pay to the Holder or Holders of the Note all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of any Note upon any default hereunder or thereon.

         3. Change of Control. Upon the occurrence of a Change of Control, the balance of the principal sum due hereunder, with all accrued interest thereon and all other amounts, if any


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required to be paid under the Loan Agreement by reason of such Change of
Control, shall, if the holder of this Note so elects by written notice to the Company, become and be due and payable immediately.

         4. Restriction on Transfer.

                  (a) Subject to the provisions of Section 14, this Note and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Note, together with a properly executed assignment in the form attached hereto as Exhibit A, at the office or agency of the Company referred to in Section 10 hereof, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 4(b) hereof and Section 11 of the Loan Agreement. Until due presentment for registration of transfer on the books of the Company, the Company and the Subsidiaries may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company and the Subsidiaries shall not be affected by any notice to the con trary.

                  (b) Exercise or Transfer Without Registration. If, at the time of the surrender of this Note in connection with any conversion, transfer, or exchange of this Note, this Note (or, in the case of any conversion, the Conversion Shares (as defined in Section 6(a)(i) issuable hereunder) shall not be registered under the Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such conversion, transfer, or exchange, that the holder or transferee of this Note, as the case may be, furnish to the Company a written opinion of counsel, in form, substance and scope customary to opinions typically delivered in transactions of this nature, to the effect that such conversion, transfer, or exchange may be made without registration under the Act and under applicable state securities or blue sky laws.

         5. Prepayment. This Note may not be prepaid by the Company at any time, in whole or in part.

         6. Conversion.

                  (a) Optional Conversion.

                           (i) The Holder shall have the right, at the Holder's
option, at any time and from time to time prior to repayment of all amounts due under this Note, to convert all or any portion of the outstanding principal balance due under this Note into duly authorized, validly issued, fully paid and nonassessable shares (the "Conversion Shares") of the Company's common stock, no par value (the "Common Stock") at a conversion price equal to $3.50 per share (the "Conversion Price"), subject to adjustment as set forth in Section 7.



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                  (b) Mandatory Conversion. The Company shall have the right at any time prior to repayment of all amounts due under this Note, to convert all or any portion of the outstanding principal balance due under this Note and, if the Holder so elects, all accrued unpaid interest, into Conversion Shares at the Conversion Price in the event that (a) the average Market Price of the Common Stock for any ninety (90) day period reaches or exceeds an amount equal to $6.00 per share (subject to adjustment under circumstances described in Section 7(b), (c) and (d)), and (b) the average weekly trading volume of the Company's Common Stock during the preceding four (4) calendar weeks reaches or exceeds 350,000 shares (subject to adjustment under circumstances described in Sections 7(b), (c) and (d)); provided, however, that the Company shall have no right to convert pursuant to this Section 6(a) if the Company's Common Stock is not then listed on either The Nasdaq Small Cap Exchange, The Nasdaq National Market, The New York Stock Market or any other national securities exchange satisfactory to the Holder.

         For purposes of this Section 6(b), "Market Price" shall mean, per share of Common Stock, as of the date of determination, the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, then the average of the reported closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including for this purpose, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading.

                  (c) Conversion Procedure.

                           (i) In order to exercise the conversion rights set
forth in Section 6(a) herein, the Holder shall surrender this Note, duly endorsed (or, in the event that such Note has been lost, stolen or destroyed, the Holder shall execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it resulting from the fact that such Note has been lost, stolen or destroyed), to the Company's address set forth in Section 10 hereof, together with written notice of conversion to the Company that the Holder elects to convert this Note or the portion thereof (including the number of full shares issuable upon conversion of any accrued interest if the Holder so elects under Section 6(f) hereof) specified in said notice. As promptly as practicable after the surrender of this Note as aforesaid, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of the Holder in accordance with the provisions of this Section 6 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided below. In case this Note shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder, without charge, a new Note in an aggregate principal amount equal to the unconverted portion of the surrendered Note, provided that, except for the amount of shares into which the new Note may be converted, the new Note shall have all of the same terms and conditions as this Note.


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                           (ii) In the event that the Company elects to convert
all or any portion of the outstanding principal balance due under this Note into Common Stock in accordance with Section 6(b) hereof, the Company shall send to the Holder, at the Holder's address set forth in Section 10 hereof, prior written notice that the Company elects to convert this Note or the portion thereof specified in said notice ("Mandatory Conversion Notice"). As promptly as practicable after the receipt of such notice, and in any event within ten (10) days thereafter, the Holder shall surrender this Note, duly endorsed (or, in the event that such Note has been lost, stolen or destroyed, the Holder shall execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it resulting from the fact that such Note has been lost, stolen or destroyed), to the Company's address set forth in Section 10 hereof. As promptly as practicable after the surrender of this Note as aforesaid, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note or portion thereof (including the number of full shares issuable upon conversion of any accrued interest if the Holder so elects under
Section 6(f) hereof) registered in the name of the Holder in accordance with the provisions of this Section 6 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided below; provided, however, that once the Mandatory Conversion Notice is delivered to the Holder, all of the rights with respect to the portion of the outstanding principal balance of this Note that is so converted shall cease and terminate, except that the Holder shall have the right to receive Common Stock as provided in this Section 6, whether or not this Note has been surrendered by the Holder. In case this Note shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder, without charge, a new Note in an aggregate principal amount equal to the unconverted portion of the surrendered Note, provided that, except for the amount of shares into which the new Note may be converted, the new Note shall have all of the same terms and conditions as this Note.

                  (d) Effective Date of Conversion. Each conversion pursuant to
Section 6(a) hereof shall be deemed to have been effected immediately prior to the close of business on the day on which this Note shall have been surrendered, as aforesaid and the Holder shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable upon such conversion. Each conversion pursuant to Section 6(b) shall be deemed to have been effected upon delivery of the Mandatory Conversion Notice and the Holder shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable upon such conversion.

                  (e) No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note. If any fractional share of Common Stock would be issuable upon the conversion of this Note, then the Company shall make an adjustment therefor in cash at the Conversion Price.

                  (f) Accrued Interest. Upon any conversion of this Note, or any portion hereof, appropriate cash adjustment shall be made, for or on account of any interest accrued hereon


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on such portion. Such accrued interest shall be paid in cash, or at the option of the Holder in shares of Common Stock based on the Conversion Price. Upon conversion of all or any portion of the unpaid principal balance hereof, the principal obligation due hereunder shall be deemed reduced to the extent of the value of the aggregate conversion price of the Common Stock acquired thereby.

         7. Adjustments. The Conversion Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Anti-Dilution.

                           (i) Subject to Section 7(a)(v) below, in the event
the Company shall hereafter issue additional shares of Common Stock, options or other securities convertible into or exchangeable for Common Stock at a price or conversion or exercise price (as the case may be) which is less than the Conversion Price (as adjusted) of this Note (the "Additional Shares"), the Conversion Price shall be automatically lowered to a price equal to the price or conversion or exercise price (as the case may be) for such Additional Shares.

                           (ii) If the Company at any time and in any manner
issues or sells any stock, warrants, rights or options pursuant to which the recipient may subscribe for or purchase Common Stock ("Options") the "price or the conversion or exercise price (as the case may be)" in accordance with
Section 7(a)(i) shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by
(ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                           (iii) (A) If the Company at any time and in any
manner issues or sells any securities which are exercisable for, convertible into or exchangeable for, Common Stock ("Convertible Securities"), whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options), the "price or the conversion or exercise price (as the case may be)" in accordance with Section 7(a)(i) shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii)


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the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                  (B) If the Company in any manner issues or sells any Convertible Securities with a variable conversion or exercise price or exchange ratio, then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by
Section 7(a)(iii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied).

                           (iv) If the total number of shares of Common Stock
issuable upon exercise of Options or upon exercise, conversion or exchange of Convertible Securities, in each case for which an adjustment was made pursuant to Section 7(a), is not, in fact issued and the rights to exercise such Options or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect shall be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), never been issued.

                           (v) No adjustment to the Conversion Price will be
made under Section 7(a) upon (i) the exercise of any of the Options for 465,000 shares of Common Stock outstanding prior to the date this Note was originally issued; (ii) the issuance, grant or exercise of any stock or Options, which are contemporaneously herewith being, or may hereafter be issued, granted or exercised under the plan in existence on the date this Note was originally issued relating to employees, directors or independent contractors of the Company, provided that the maximum number of shares of Common Stock so issued or issuable upon the exercise of such Options shall not exceed one million one hundred thirty-five thousand (1,135,000) shares (135,000 shares under the existing plan plus an additional one million shares); (ii) upon conversion of this Note or the exercise of any of the Warrants issued pursuant to the Loan Agreement; or (iii) upon the issuance of any securities in an underwritten public offering.

                           (vi) Upon each adjustment of the Conversion Price
pursuant to the provisions of Section 7(a), the number of shares of Common Stock issuable upon conversion of this Note shall be adjusted by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon conversion of this Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.



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                  (b) Stock Dividend, Split or Subdivision of Shares. If the
number of shares of Common Stock outstanding at anytime after the date hereof is increased or deemed increased by a stock dividend payable in shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock ("Equivalents") or by a subdivision or split-up of shares of Common Stock or Equivalents (other than a change in par value, from par value to no par value or from no par value to par value), then, following the effective date fixed for the determination of holders of Common Stock or Equivalents entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased and the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in outstanding shares (on a fully diluted basis if the dividend is payable in Equivalents).

                  (c) Combination of Shares. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the effective date for such combination, the Conversion Price shall be appropriately increased and the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

                  (d) Reorganizations, Consolidations, etc. In the event, at any time after the date hereof, of any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Company as amended from time to time) or of the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (any such transaction, an "Extraordinary Transaction"), then this Note shall be exercisable for the kind and number of shares of stock or other securities or property of the Company, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of this Note would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section 7(d) shall similarly apply to successive Extraordinary Transactions.

                  (e) Calculations. All calculations under this Section 7 shall be made to the nearest cent ($.01) or to the nearest share, as the case may be.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its own expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each the holder


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hereof a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the conversion of the Note.

         8. Subordination. This Note is and shall be subordinated to certain bank and other commercial lending obligations of the Company and its Subsidiaries as provided in the Loan Agreement, but shall be senior to all other debt of the Company and its Subsidiaries except debt secured by a purchase money security interest arising in connection with the purchase of equipment in the ordinary course of business.

         9. Notices. In case at any time:

                  (a) the Company shall declare any cash dividend upon its Common Stock;

                  (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Common Stock;

                  (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (d) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Note at the address of such holder as shown on the books of the Company, (i) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         10. Communications. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by (i) depositing the same in the United States mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or (ii) by delivering such notice in person to such party. Notices so deposited in the mail shall be deemed to have been given or served on the date on which the party actually received or refused such written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party. The addresses of the parties hereto for all purposes of this Note are:

                  The Company:

                           ImageMax, Inc.
                           1100 East Hector Street, Suite 396
                           Conshohoken, PA 19428
                           Attention:  David C. Carney
                                       Mark P. Glassman
                                       Andrew R. Bacas
                           Telephone:  (610) 832-2111

                  with a copy to:

                           Pepper Hamilton LLP
                           1235 Westlakes Drive, Suite 400
                           Berwyn, PA   19312
                           Attention:  Michael P. Gallagher
                           Telephone:  (610) 640-7807

                  If to the Holder:

                           TDH III, L.P.
                           919 Conestoga Road
                           Building One
                           Suite 301
                           Rosemont, PA 19010
                           Attention:  J.B. Doherty
                           Telephone:  (610) 526-9970
                  with a copy to:

                           McCausland, Keen & Buckman
                           Radnor Court
                           259 North Radnor-Chester Road
                           Suite 160
                           Radnor, PA 19087
                           Attention:  Robert H. Young Jr.
                           Telephone:  (610) 341-1050

         11. Company's Waivers. The Company, to the extent permitted by law, waives and agrees not to assert or take advantage of any of the following: (a) acceptance or notice of acceptance of this Note by the Company; (b) presentment and/or demand for payment of this Note or any indebtedness or obligations hereby promised; and (c) protest and notice of dishonor with respect to this Note or any indebtedness or performance of obligations arising hereunder.

         12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

         13. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

         14. Assignments. This Note may not be assigned in whole or in part without the consent of the Company; provided, however, that no such consent shall be required (i) in connection with an assignment of this Note to one or more partners of the Holder or to a trust established for the benefit of one or more of such partners or (ii) to an assignment occurring after February 15, 2003.

         15. Waiver of Trial by Jury. THE COMPANY, THE SUBSIDIARIES AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN ANY WAY RELATING TO THIS NOTE.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, IMAGEMAX, INC. has caused this Note to be signed and to be dated the day and year first above written.

                               IMAGEMAX, INC.


                               By:___________________________________

                               Name:_________________________________

                               Title:________________________________

                               IMAGEMAX OF ARIZONA, INC.


                               By:___________________________________

                               Name:_________________________________

                               Title:________________________________

                               AMMCORP ACQUISITION CORP.


                               By:___________________________________

                               Name:_________________________________

                               Title:________________________________

                               IMAGEMAX OF DELAWARE, INC.


                               By:___________________________________

                               Name:_________________________________

                               Title:________________________________

                               IMAGEMAX OF OHIO, INC.


                               By:___________________________________

                               Name:_________________________________

                               Title:________________________________

                               IMAGEMAX OF VIRGINIA, INC.


                               By:___________________________________

                               Name:_________________________________

                               Title:________________________________